Exhibit 23.8

May 14, 2009

MK Arizona Corp.

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

RE:	MK Arizona Corp.

Gentlemen:

I acknowledge that I am referred to in the registration statement of MK Arizona Corp. on Form S-4 (File No. 333-153492), and I hereby consent to the use of my name in such registration statement, to the discussion of my report in the registration statement and to the filing of this consent as Exhibit 23.8 to the registration statement.

Sincerely,

/s/ Neil Danics

Neil Danics